EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No: 333-179628, File No: 333-174484 and File No: 333-194470) of China Recycling Energy Corporation of our report dated March 30, 2017, except for Notes 22 and 23, for which the date is March 21, 2019, relating to the financial statements which appear in this Form 10-K/A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MJF and Associates, APC

Los Angeles, CA

April 5, 2019